Exhibit 23
                                                                      ----------


                         CONSENT OF INDEPENDENT AUDITORS
                         -------------------------------

We hereby consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-112005) pertaining to the Levcor International, Inc. 2002 Stock Option Plan and in the Registration Statement (Form S-8 No. 333-112004) pertaining to the 1994 Carlyle Industries, Inc. 1994 Incentive Program, as Amended of our report dated March 11, 2004, with respect to the consolidated financial statements and schedule of Levcor International, Inc. included in the Annual Report (Form 10-KSB) for the year ended December 31, 2003.

                                    Friedman Alpren & Green LLP

New York, New York
March 22, 2004